Exhibit (2)(s)

Calculation of Filing Fee Tables
N-2
Hartford Schroders Private Opportunities Fund
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Shares of Beneficial Interest	415(a)(6)	14,441,938.53		$ 144,419,385.30			N-2	333-262271	07/28/2023	$ 15,902.38
			Total Offering Amounts:				$ 144,419,385.30		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated pursuant to Rule 457(a) under the Securities Act of 1933 ("Securities Act") solely for purposes of determining the registration fee. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement. The Registrant previously registered 20,000,000 Shares of Beneficial Interest in reliance on Rule 457(a) under the Securities Act, with respect to which the Registrant paid filing fees of $22,022.50 in its prior Registration Statement (File No. 333-262271), which was declared effective on July 28, 2023 (the "2023 Registration Statement"). As of the time of this filing, 14,441,938.53 Shares of Beneficial Interest remain unsold from the 2023 Registration Statement ("Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward such Unsold Securities, with respect to which $15,902.38 in filing fees have already been paid. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Because this Registration Statement only includes such carry forward securities for which a registration fee was previously paid, no additional filing fees are currently due. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date